Exhibit 4
APRIL 2014 Active-Passive Investor Summit
Disclaimer Marcato Capital Management LP ("Marcato") is an SEC-registered investment adviser based in San Francisco, California. Marcato provides investment advisory services to its proprietary private investment funds (each a "Marcato Fund" collectively, the "Marcato Funds"). This disclaimer is issued in connection with the presentation made by Marcato at the Active-Passive Investor Summit held on April 22, 2014 in New York City (the "Presentation"). The Presentation is for informational purposes only and it does not have regard to the specific investment objective, financial situation, suitability or particular need of any specific person who may receive the Presentation, and should not be taken as advice on the merits of any investment decision. The views expressed in the Presentation represent the opinions of Marcato, and are based on publicly available information and Marcato analyses. Certain financial information and data used in the Presentation have been derived or obtained from filings made with the Securities and Exchange Commission ("SEC") by the issuer or other companies that Marcato considers comparable. Marcato has not sought or obtained consent from any third party to use any statements or information indicated in the Presentation as having been obtained or derived from a third party. Any such statements or information should not be viewed as indicating the support of such third party for the views expressed. Information contained in the Presentation has not been independently verified by Marcato and Marcato disclaims any and all liability as to the completeness or accuracy of the information and for any omissions of material facts. Marcato undertakes no obligation to correct, update or revise the Presentation or to otherwise provide any additional materials. Neither Marcato nor any of its affiliates, makes any representation or warranty, express or implied, as to the accuracy, fairness, or completeness of the information contained herein and the recipient agrees and acknowledges that it will not rely on any such information. The Presentation may contain forward-looking statements which reflect Marcato's views with respect to, among other things, future events and financial performance. Forward-looking statements are subject to various risks and uncertainties and assumptions. If one or more of the risks or uncertainties materialize, or if Marcato's underlying assumptions prove to be incorrect, the actual results may vary materially from outcomes indicated by these statements. Accordingly, forward-looking statements should not be regarded as a representation by Marcato that the future plans, estimates or expectations contemplated will ever be achieved. The securities or investment ideas listed are not presented in order to suggest or show profitability of any or all transactions. There should be no assumption that any specific portfolio securities identified and described in the Presentation were or will be profitable. Under no circumstances is the Presentation to be used or considered as an offer to sell or a solicitation of an offer to buy any security, nor does the Presentation constitute either an offer to sell or a solicitation of an offer to buy any interest in the Marcato Funds. Any such offer would only be made at the time a qualified offeree receives the Confidential Explanatory Memorandum of a Marcato Fund. Any investment in the Marcato Funds is speculative and involves substantial risk, including the risk of losing all or substantially all of such investment. Marcato may change its views or its investment positions described in the Presentation at any time as it deems appropriate. Marcato may buy or sell or otherwise change the form or substance of any of its investments in any manner permitted by law and expressly disclaims any obligation to notify the market, a recipient of the Presentation or any other party of any such changes. < 1 >
A Simple Capital Allocation Framework Cost of equity Cost of debt and determines Return on Capital Cost of Capital Shareholder Value Creation Mix of debt + equity Driven By Profit Capital Employed Investments that earn a return that exceed their cost of capital create shareholder value If a company cannot find these opportunities, it must return capital to shareholders Revenue - Expenses = Profit < 2 >
Marcato's Approach To Capital Allocation Optimal capital structure (appropriate mix of debt & equity) Corporate structure (REIT, MLP etc.) Business composition (spin-off, sale or exit of subsidiaries) Buybacks vs. dividends Cost of Capital Return on Capital Drivers of Value Creation Revenue opportunities Expense discipline Tax planning Capital productivity Drivers of Value Creation Lowering your cost of capital and increasing your returns on capital grows the value of the enterprise < 3 >
Marcato's Sotheby's Thesis Significant levels of unproductive capital Inappropriate mix of debt + equity given business composition Capital could be reallocated or returned to shareholders without affecting business operations Improving the Company's capital allocation policies would unlock value and improve Sotheby's cost-return relationship, increasing long-term shareholder value What We See < 4 >
Meaningful Value Creation Opportunities Pro forma scenarios calculated using a 20x P/E multiple. Pro forma scenarios represent actual 2013 diluted EPS adjusted for impact of Marcato Plan and figures from slide 25 of Third Point's April 14, 2014 investor presentation. Illustrative Stock Price $37.28 $34.23 $80.03 $19.20 $19.20 $37.28 $53.43 $99.23 $1.88 $1.71 $4.00 $0.00 $0.50 $1.00 $1.50 $2.00 $2.50 $3.00 $3.50 $4.00 $4.50 $0.00 $20.00 $40.00 $60.00 $80.00 $100.00 $120.00 $140.00 Status Quo 2013 PF for Marcato PF for Marcato & Third Point "Trapped" Equity Value Equity Value of Operations (1) 2013 EPS (2) < 5 >
Sotheby's Today Sotheby's financial results have underperformed the art market Stock price has underperformed prior to activist involvement Sotheby's has implemented a few, long overdue changes to its capital allocation that only begin to scratch the surface of opportunity. Substantial work remains Significant excess capital to be returned Revenue growth opportunities to be seized Expense structure to be optimized Board members that bring material ownership would ensure a sustained sense of urgency and a sharper focus on shareholder value creation < 6 >
Record Art Market Has Not Translated Into Record Profits Source: Company 10Ks. Aggregate Auction Sales vs. Auction EBIT ($Ms) $0 $1,000 $2,000 $3,000 $4,000 $5,000 $6,000 $0 $50 $100 $150 $200 $250 $300 2007 2008 2009 2010 2011 2012 2013 Auction EBIT Aggregate Auction Sales < 7 >
60 80 100 120 140 160 180 Jun-10 Sep-10 Dec-10 Mar-11 Jun-11 Sep-11 Dec-11 Mar-12 Jun-12 Sep-12 Dec-12 Mar-13 Jun-13 Sep-13 Dec-13 Mar-14 BID S&P 500 BID Shares Underperformed Prior To Activist Involvement 3 Years Prior to Activist Involvement Post-Activist Involvement Oct 2, 2013: Third Point files 13D/A with 9.3% stake Jan 29, 2014: BID announces $300M special dividend ($4.34 per share) Sep 23, 2013: BID hires Patrick McClymont as CFO Feb 27, 2014: Third Point files 13D/A with 9.5% stake, proposes 3 directors Sep 11, 2013: BID announces Review of Capital Allocation and Financial Policies Jul 30, 2013: Marcato files 13D with 6.6% stake (31%) vs. S&P 500 Source: Bloomberg. Aug 26, 2013: Third Point files 13D with 5.7% stake < 8 >
Questions For Shareholders To Consider What was the capital allocation framework of this long-tenured board and management prior to activist pressure? Will current management follow through on their stated capital allocation plans or continue to miss ROE targets? Has a lack of focus and urgency led to missed revenue opportunities and outsized expense growth? Who has the most incentive to drive shareholder value creation? Company is saying the right things but its actions do not support its rhetoric < 9 >
Significant Excess Capital Remains ($ in millions) Excess Capital in Auction Segment $ 357 Excess Capital in SFS $ 202 London Mortgage ($250M at 65% LTV) $ 163 New York City Real Estate ($400M less $224M Mortgage & 30% Taxes) $ 152 Normalized Free Cash Flow $ 195 Excess Capital (AFTER $300 Special Dividend) $ 1,069 Source: Marcato estimates calculated using Company's 2013 10K and Sotheby's Capital Allocation and Financial Policy Review, January 2014. Sotheby's can unlock at least an additional >$1,000M of capital in the next 12 months, even after the $300M special dividend < 10 >
Where Are The Cost Savings? Expenses Are Still Growing "Also, incentive compensation increased $3.7 million or 7% in 2013, due to the increase in Sotheby's profitability relative to prior years. In 2014, management expects that full-time salaries will increase by approximately 7% to 8% due to the full-year impact of last year's strategic headcount and salary increases as well as targeted salary increases expected to take effect in 2014." - Patrick McClymont, CFO of BID, Q4 2013 Earnings Call, February 27, 2014 Source: Sotheby's Capital Allocation and Financial Policy Review, January 2014. Assumes $5M savings in direct cost of services based on a similar level of net auction sales as 2013. Expenses Are Still Growing... Cost Savings from Sotheby's Capital Allocation and Financial Policies Review Based on its recently completed cost structure review, Sotheby's estimates $22 million in savings in professional fees, other general and administrative costs, direct costs of auction services and marketing expenses this year1. No reductions in the workforce are planned. < 11 >
Management Has Announced ROE Targets Source: Sotheby's Capital Allocation and Financial Policy Review, January 2014. < 12 >
However, SFS Does Not Meet Its Own Stated 20% Hurdle ($ in millions) ($ in millions) Finance Segment Loan Balance $ 474 2013 Wtd Avg Interest Rate 4.9% Interest Income $ 23 Interest Income @ 2.25% (L+200) $ (8) Pretax $ 15 Tax Expense @ 35% $ (5) Net Income $ 10 Total Debt $ 348 Effective LTV 73.4% Total Equity $ 126 Return on Equity Net Income $10 (/) Total Equity $126 Return on Equity 7.9% Substantially below Company's stated ROE target of 20% Source: Sotheby's Capital Allocation and Financial Policy Review, January 2014. According to the 10-K, BID generated $26M of 2013 Agency commission revenue from Finance loan collateral. Assuming ~28% average Agency margins and 35% taxes, yields $4.7M of net income, or ~4% of ROE. Some of these sales may have occurred without financing. < 13 >
No Skin In The Game Source: Company proxy filings and Form 4s. Represents total shares bought / granted / sold throughout tenure or since 2004 for the Duke of Devonshire, Robert Taubman and Bill Ruprecht. Represents only directly owned shares. Excludes indirectly owned shares by family members, trusts etc. Insiders have been large net sellers whose share ownership is comprised mostly of option grants ? no real economic exposure Insider Ownership Year Throughout Tenure (1) - Shares: Total Shares % Officer Title Age Elected Purchased Granted Sold Owned (2) Ownership Domenico De Sole Lead Independent Director 70 2013 4,000 738 4,738 0.0% Daniel Meyer Director 56 2011 6,721 6,721 0.0% Marsha Simms Director 61 2011 6,721 6,721 0.0% Diana Taylor Director 59 2007 1,000 17,438 18,438 0.0% Allen Questrom Director 74 2004 22,130 22,130 0.0% Dennis Weibling Director 62 2006 25,000 18,745 43,745 0.1% Robert Taubman Director 60 2000 27,132 (254,809) 34,477 0.0% Duke of Devonshire Deputy Chairman 69 1994 5,000 26,936 60,066 0.1% John Angelo Director 72 2007 375,000 17,438 (257,800) 134,638 0.2% Sub-Total - Directors 410,000 144,000 (512,609) 331,674 0.5% Bill Ruprecht Chairman & CEO 58 2000 1,805,565 (1,611,293) 194,272 0.3% Total 410,000 1,949,565 (2,123,902) 525,946 0.8% < 14 >
Who Has More Incentive To Create Shareholder Value? Source: Company proxy filings and Form 4s. Represents total shares bought / granted / sold throughout director tenure or since 2004 for the Duke of Devonshire, Robert Taubman and Bill Ruprecht. 235,663 4,562,991 6,650,000 (2,000,000) (1,000,000) 0 1,000,000 2,000,000 3,000,000 4,000,000 5,000,000 6,000,000 7,000,000 8,000,000 Insiders Sold Granted Purchased Share Ownership Change Throughout Tenure (1) < 15 >
A Clear Choice Reactive, not proactive Recent net sellers with little share ownership Long on tenure, short on results Has the experience and resources to analyze critical business strategies Substantial economic ownership aligns interests with other shareholders Brings fresh ideas and accountability Incumbent Board Shareholders deserve a focused board with a sense of urgency and mandate to maximize value < 16 >
< 17 > Passive Investing: When Management Pulls All The Levers
Dillard's Inc. (DDS) Dillard's is a mid/upper-scale department store chain in the United States with 296 stores in 29 states, totaling 50.5m square feet Ticker: DDS Recent Share Price: $89.98 Operating Statistics: 2014E Revenue $6.9B 2014E EBITDA $860M 2014E EBITDAR $886M 2014E EPS $8.39 2014E FCF / Share $10.69 Valuation Multiples: EV / EBITDA 5.3x Adj. EV / EBITDAR (1) 5.4x P / E 10.7x FCF Yield 11.9% Capitalization: Market Capitalization $4.0B Enterprise Value $4.5B Adj. Enterprise Value (1) $4.8B < 18 > Source: Capital IQ, Company Documents, Marcato Estimates Adjusted for rent expense of $27 million capitalized at 8.0x.
A History of Underperformance < 19 >
Dillard's Shares Underperformed Peers By 200% From 2000-2007 Total Shareholder Return Dillard's: (0%) Peers: (1) 203% (CHART) < 20 > Source: Capital IQ Peers include Macy's, JC Penney, Kohl's and Nordstrom.
Dillard's Underperformed Peers On All Key Operating Metrics Operational Performance Benchmarking < 21 > Source: Capital IQ, Company Documents Peers include Macy's, JC Penney, Kohl's and Nordstrom.
Chronic Underperformance Attracted Activist Engagement < 22 >
In June - August 2007, Barington published letters to Dillard's management, asking to discuss initiatives to: Close unprofitable stores Improve merchandising, inventory management, and cost containment Lower capital expenditures Unlock the value of the Company's real estate portfolio In January - March 2008, Barington filed a 13D and commenced a proxy contest to elect four directors to the board of Dillard's In April 2008, Dillard's and Barington settled, agreeing on four new directors One of Barington's four director nominees was added to the proxy Two of the four new directors were recommended by Southeastern Asset Management Barington and Southeastern Proposed Changes < 23 >
(CHART) Barington Activist Campaign (cont'd) Share Price Performance 27-Jun-07: Barington releases letter to management 29-Jan-08: Barington releases letter to board and files a 13D 19-Mar-08: Barington announces proxy contest with 4 director nominees 1-Apr-08: Barington and Dillard's settle, with 1 nominee from Barington and 2 nominees from Southeastern; Company agrees to rationalize real estate assets and cut costs Dillard's: (72%) Barington accumulates initial position Barington exits its investment in Dillard's < 24 > Source: Capital IQ, Press Releases, SEC Filings
< 25 > Dillard's Turns Itself Around
In 2009, Dillard's began a highly successful turnaround of its business strategy Closed underperforming stores and stopped opening new stores Improved merchandising and tightened inventory control Aggressively cut costs, including ineffective marketing and advertising Allocated excess capital toward sizeable share repurchases Dillard's Turns Itself Around Old Strategy "Stack It High, Let It Fly" Focus on having the widest selection Cheap and plentiful inventory Let old inventory sit New Strategy "Boutique" Focus on shopping experience Fewer, but higher quality brands Clear out old inventory < 26 >
Closed Underperforming Stores and Halted New Openings Store Openings and Closures (CHART) < 27 > Source: Company Filings
Improved Merchandise Assortment and Same-Store Sales Same Store Sales Growth (CHART) < 28 > Source: Company Filings
Improved Working Capital Metrics Inventory Days (CHART) < 29 > Source: Company Filings
Cleaner Inventory & Assortment = +200bps Gross Margin Retail Gross Margin (CHART) < 30 > Source: Company Filings
Reduced Expense Base By 300bps Retail SG&A as a Percentage of Sales (CHART) < 31 > Source: Company Filings
EBITDAR Margin Expanded Over 500 bps EBITDAR Margin (CHART) < 32 > Source: Company Filings
Return on Invested Capital Improved Dramatically Return on Invested Capital (1) (CHART) < 33 > Source: Company Filings Defined as EBIT *( 1 - Tax Rate of 35%) / (Debt + Equity - Cash).
Excess Cash Flow Directed to Share Repurchases Free Cash Flow and Share Count % FCF Returned to Shareholders: (1) - 19% 2% 102% 127% 112% 76% % Change in Share Count Since 2007: - (6%) (7%) (15%) (31%) (38%) (42%) (CHART) < 34 > Source: Capital IQ, Company Filings Defined as dividends and share repurchases as a percentage of free cash flow.
Recipe For Extraordinary Shareholder Returns Total Shareholder Return Dillard's: 2,379% Peers: (1) 325% (CHART) < 35 > Source: Capital IQ Peers include Macy's, Kohl's and Nordstrom; JC Penney is excluded
< 36 > Dillard's Today: An Attractive Passive Investment
Dillard's is currently trading at ~12% free cash flow yield and has been using all of its free cash flow to repurchase shares Where Does it Trade? Summary Trading Statistics < 37 > Source: Capital IQ, Company Filings, Marcato Estimates
2014 EV / EBITDA 2014 Adj. EV / EBITDAR 2014 Free Cash Flow Yield (1) 2014 P / E (CHART) (CHART) (CHART) (CHART) < 38 > Dillard's Trades At Significant Discount To Peers Source: Capital IQ, Company Filings, Marcato Estimates Estimated maintenance free cash flow yields for Macy's and Nordstrom are 8.8% and 5.5%, respectively.
2013 Adj. Net Debt / EBITDAR % Stores Owned (CHART) (CHART) < 39 > Dillard's Has Lowest Leverage And Highest Store Ownership Source: Company Filings
Historical Forward P / E Multiples Dillard's has historically traded in-line with its peers, and has traded with an average forward P / E of 12.0x since the beginning of 2012 Forward P / E Multiples (CHART) < 40 > Source: Bloomberg Peers include Macy's, Kohl's and Nordstrom; JC Penney is excluded
Free Cash Flow Higher Than Net Income Free cash flow is much higher than net income due to a mismatch between D&A and capital expenditures Net Income and Free Cash Flow Mismatch < 41 > Source: Company Filings
Given its high insider ownership, if Dillard's maintains its free cash flow and share repurchase levels, then at the current stock price we estimate it would buy back nearly its entire float in the next five years Share Repurchase Math Is Extremely Compelling Share Repurchase and Insider Ownership Analysis < 42 > Source: Capital IQ, Company Filings, Marcato Estimates
At 12.0x 2015 FCF / share, Dillard's shares would be worth roughly $155 / share (72% upside) What is it Worth? Illustrative Valuation Analysis < 43 > Source: Capital IQ, Company Filings, Marcato Estimates